Filed Pursuant to Rule 424(b)(5)
Registration No. 333-287200

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 20, 2025)
Centuri Holdings, Inc.
7,441,860 Shares of Common Stock

We are offering up to 7,441,860 shares of our common stock.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CTRI.” On November 11, 2025, the last reported sale price of our common stock on the NYSE was $22.06 per share. In addition, on November 11, 2025, we entered into a purchase agreement with Icahn Partners LP and Icahn Partners Master Fund LP, investment entities affiliated with Carl C. Icahn (the “Icahn Investors”), pursuant to which we have agreed to sell to the Icahn Investors an aggregate of 3,488,372 shares of our common stock, at the same price as the public offering in a concurrent private placement (the “Purchase Agreement”), immediately following the closing of this offering.
Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-12 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$21.50	$159,999,990.00
Underwriting discounts and commissions(1)	$0.86	$6,399,999.60
Proceeds, before expenses, to us	$20.64	$153,599,990.40
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(1)See “Underwriting (Conflicts of Interest)” for additional disclosure regarding the underwriting discounts and commissions and estimated offering expenses.
We have granted the underwriters an option to purchase up to an additional 1,116,279 shares of our common stock at the public offering price in this offering, less the underwriting discounts and commissions, for a period of 30 days following the date of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock against payment on or about November 14, 2025.
Joint Lead Book-Running Managers

J.P. Morgan	Wells Fargo Securities	BofA Securities	KeyBanc Capital Markets
Book-Running Managers

UBS Investment Bank	Baird	BTIG	CIBC Capital Markets	PNC Capital Markets LLC	Siebert Williams Shank

The date of this prospectus supplement is November 12, 2025.

i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which is part of a registration statement on Form S-3 (File No. 333-287200) that we filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2025, and that was declared effective by the SEC on May 20, 2025 (the “Registration Statement”). This offering of common stock is registered on the Registration Statement. The accompanying prospectus provides more general information, some of which may not apply to this offering. This prospectus supplement is a supplement to the accompanying prospectus with respect to the offering of shares registered under the Registration Statement. If the information contained or incorporated by reference in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.
Neither we nor the underwriters have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters are offering to sell, or seeking offers to buy, shares of our common stock in jurisdictions where offers and sales are not permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our common stock.
In this prospectus supplement, unless the context otherwise indicates, the terms “Centuri,” the “Company,” “we,” “our” and “us” or similar terms refer to Centuri Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.
Market and Industry Data
Unless otherwise indicated, information contained or incorporated by reference into this prospectus supplement concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from third-party sources, data from our internal research and management estimates. Our management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source.
In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While we believe the estimated market and industry data included or incorporated by reference into this prospectus supplement is generally reliable, such information is inherently uncertain and imprecise. Market and industry data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of such data. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Accordingly, you are cautioned not to place undue reliance on such market and industry or any other such estimates.
Trademarks, Trade Names and Service Marks
The name and mark, Centuri, and other trademarks, trade names and service marks of the Company appearing or incorporated by reference into this prospectus supplement are our property or, as applicable, licensed to us. The name and mark, Southwest Gas Holdings, and other trademarks, trade names and service marks of Southwest Gas Holdings, Inc. (“Southwest Gas Holdings”) appearing or incorporated by reference into this prospectus supplement are the property of Southwest Gas Holdings. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ™, ®, or ℠ symbols, but the absence of these symbols is not intended to indicate that Southwest Gas Holdings and/or Centuri will not assert their or our respective rights to these trademarks, trade names and service marks to the fullest extent under applicable law. This prospectus supplement also contains additional trade names, trademarks and service marks belonging to other companies. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.
Non-GAAP Financial Measures
We use certain non-GAAP financial measures in this prospectus supplement, including EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin. Management believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide investors with additional useful information in evaluating our performance. We use these non-GAAP measures internally to evaluate performance and to make financial, investment and operational decisions. We believe that presentation of these non-GAAP measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparisons. Management also believes that providing these non-GAAP measures helps investors evaluate the Company’s operating results in a way that is consistent with how management evaluates such matters.
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for (i) non-cash stock-based compensation, (ii) separation-related costs, (iii) strategic review costs, (iv) severance costs, (v) securitization facility transaction fees, (vi) other professional fees, and (vii) CEO transition costs. Adjusted EBITDA Margin is defined as the percentage derived from dividing Adjusted EBITDA by revenue. Management believes that EBITDA helps investors gain an understanding of the factors affecting our ongoing cash earnings from which capital investments are made and debt is serviced, and that Adjusted EBITDA provides additional insight by removing certain expenses that are non-recurring and/or non-operational in nature. Management believes that Adjusted EBITDA Margin is useful for the same reason as Adjusted EBITDA, and also provides an additional understanding of how Adjusted EBITDA is impacted by factors other than changes in revenue. Because these non-GAAP metrics, as defined, exclude some, but not all, items that affect comparable GAAP financial measures, these non-GAAP metrics may not be comparable to similarly titled measures of other companies.
Using EBITDA as a performance measure has material limitations as compared to net income (loss), or other financial measures as defined under GAAP, as it excludes certain recurring items, which may be meaningful to investors. EBITDA excludes interest expense net of interest income; however, as we have borrowed money to finance transactions and operations, or invested available cash to generate interest income, interest expense and interest income are elements of our cost structure and can affect our ability to generate revenue and returns for our stockholders. Further, EBITDA excludes depreciation and amortization; however, as we use capital and intangible assets to generate revenue, depreciation and amortization are necessary elements of our costs and ability to generate revenue. Finally, EBITDA excludes income taxes; however, as we are organized as a corporation, the payment of taxes is a necessary element of our operations. As a result of these exclusions from EBITDA, any measure that excludes interest expense net of interest income, depreciation and amortization and income taxes has material limitations as compared to net income (loss). When using EBITDA as a performance measure, management compensates for these limitations by comparing EBITDA to net income (loss) in each period, to allow for the comparison of the performance of the underlying core operations with the overall performance of the Company on a full-cost, after-tax basis.
As to certain of the items related to these non-GAAP metrics: (i) non-cash stock-based compensation varies from period to period due to changes in the estimated fair value of performance-based awards, forfeitures and amounts granted; (ii) separation-related costs represent expenses incurred post-Centuri IPO (as defined herein) in connection with the separation and stand up of Centuri as its own public company, including costs incurred in association with Southwest Gas Holdings’ sale of its holdings of our common stock and costs incurred in connection with the establishment of Centuri’s unutilized tax assets settlement agreement with Southwest Gas Holdings and under other separation-related agreements, which are not reflective of our ongoing operations and will not recur following the full separation from Southwest Gas Holdings; (iii) strategic review costs represent expenses incurred during the Centuri IPO and related costs incurred to establish Centuri as a public company leading up to the Centuri IPO; (iv) severance costs relate to non-recurring restructuring activities; (v) securitization facility transaction fees represent legal and other professional fees incurred to establish our accounts receivable securitization facility; (vi) CEO transition costs represent incremental costs incurred to find and hire a replacement CEO; (vii) other professional fees are non-recurring costs associated with certain one-time events; and (viii) loss on debt modification and extinguishment represents non-recurring professional fees expensed as part of our credit facility refinance as well as the non-cash write-off of unamortized debt issuance costs associated with debt extinguishments. The most comparable GAAP financial measure and information reconciling the GAAP and non-GAAP financial measures are set forth below.
For more information about EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, see our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K incorporated by reference into this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Our Financial Condition and Results of Operations,” the financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, as may be updated by our quarterly, annual and other reports and documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, and the exhibits to the Registration Statement of which this prospectus supplement and the accompanying prospectus are a part. To calculate financial results for the last twelve months ended September 28, 2025, we aggregate the results for the fiscal year ended December 29, 2024 with the results for the fiscal nine months ended September 28, 2025 less the results for the fiscal nine months ended September 29, 2024.
Company Overview
We are a leading North American utility infrastructure services company with over 115 years of operating history and we partner with regulated utilities to maintain, upgrade and expand the energy network that powers millions of homes and businesses. Based on our internal estimates, we believe that we are the fifth largest utility services provider by revenue (based on fiscal 2024 utility services revenues of approximately $2.24 billion or 85% of consolidated revenue for fiscal 2024). We serve as long-term strategic partners to, and an extension of, North America’s electric, gas and combination utility providers, delivering a wide range of infrastructure solutions that seek to ensure safe, reliable and environmentally sustainable energy operations. Our service offerings primarily consist of the modernization of utility infrastructure through the replacement, maintenance, retrofitting and installation of electric and natural gas distribution and utility-scale transmission networks and building capacity to meet current and future demands. We also serve complementary, attractive and growing end markets such as renewable energy associated with the expected energy transition, data centers and 5G datacom. Our essential services enable our customers to enhance the safety, reliability and environmental sustainability of the electric and natural gas networks that consumers rely upon to meet their essential and evolving energy needs. Guided by our values and our unwavering commitment to serve as long-term partners to customers and communities, our more than 8,600 employees enable our customers to safely and reliably deliver electricity and natural gas and achieve their goals for environmental sustainability.
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(1)Based on FY2024

We currently operate across 89 locations in 46 U.S. states and four Canadian provinces, which consist of 53 gas locations, 35 electric locations and one other location, enabling us to support our customers across multiple geographies.
The majority of our customer relationships are governed by long-term master services agreements (“MSAs”), comprising approximately 80% of our total revenue during the fiscal year ended December 29, 2024. Additionally, of the remaining 20% of our total revenue that was generated from bid contracts, 9% was generated from existing MSA customers. We predominantly perform smaller, lower-risk distribution projects for our customers. Our focus on MSA-driven work, long-term customer partnerships and recurring maintenance-oriented work orders provides us greater visibility to our demand outlook.
We have a long-term track record of consistent and resilient growth, as demonstrated by the fact that we have increased revenue by approximately eight times since 2010. Specifically, our total revenue has increased at a compound annual growth rate (“CAGR”) of 16.0% from 2010 to the last twelve months ended September 28, 2025, with our organic revenue increasing at a CAGR of 12.4% over that same period. Organic revenue CAGR excludes the impact of acquired revenues 12 months following transaction close.
We had net income for the last twelve months ended September 28, 2025 of $2.6 million. Our Adjusted EBITDA for the last twelve months ended September 28, 2025 was $241.9 million, and our Adjusted EBITDA Margin was 8.5%.

The following table presents reconciliations of net income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the last twelve months ended September 28, 2025:

(dollars in thousands)	Fiscal Twelve Months Ended September 28, 2025
Net income	$2,600
Interest expense, net	82,176
Income tax expense	3,916
Depreciation expense	109,683
Amortization of intangible assets	26,685
EBITDA	225,060
Non-cash stock-based compensation	7,314
Separation-related costs	5,518
Severance costs	840
Other professional fees	1,379
CEO transition costs	1,827
Adjusted EBITDA	$241,938
Adjusted EBITDA Margin (% of revenue)	8.5%
We serve some of the largest electric, gas and combination utilities in the United States and Canada, the vast majority of which are investment grade utilities. During fiscal 2024, approximately 81% of our revenue came from regulated utilities with the remaining 19% coming from unregulated utilities, clean energy providers, independent transmission companies, home builders, municipalities and industrial customers. Our top 20 customers, which comprised 67% of our revenues during fiscal 2024, are almost entirely investment-grade utilities. Our customer base is not only diversified and well-established, but also well-tenured. We have an average relationship of approximately 24 years with our top 20 customers. Our relationships are primarily governed through one or more MSAs with each customer; we have a near 100% MSA renewal rate with our customers. Furthermore, approximately 86% of our $5.9 billion in backlog as of September 28, 2025 related to MSAs. During the fiscal three-month and nine-month periods ended September 28, 2025, we secured contracts with over $0.8 billion and $3.7 billion multi-year revenue potential, respectively.
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(1)Based on latest available Moody’s and S&P corporate credit ratings
(2)Based on FY2024
(3)The percentages are for that customer and cumulative, respectively.

Being a scaled provider in our industry, we take an institutionalized approach to safeguard our employees and, as a result, deliver on industry leading practices for our customers and employees. Our dedicated leadership team has fostered a culture of safety and accountability, across all ranks, symbolized by our numerous prevention programs as evidenced by our total recordable incident rate (“TRIR”) of 0.91 and a days away, restricted or transferred (“DART”) rate of 0.30 per 200,000 work hours for fiscal 2024. As a result, and because of the importance that utility customers place on our ability to prevent injury, we are able to win and maintain long-lasting relationships with our customers and cement our position as an employer of choice in the industry, attracting the best talent and providing a competitive edge where safe and high-quality work is rewarded with additional opportunities.
Separation and Initial Public Offering
We were incorporated in Delaware in June 2023 as a wholly owned subsidiary of Southwest Gas Holdings. We were formed for the purpose of completing our initial public offering (the “Centuri IPO”), facilitating the separation of Centuri Group, Inc. (“Centuri Group”) from Southwest Gas Holdings and other related transactions in order to carry on the business of Centuri Group, our predecessor for financial reporting purposes. Prior to April 13, 2024, Southwest Gas Holdings owned 1,000 shares of our common stock, representing 100% of the issued and outstanding shares of our common stock. On April 13, 2024, we issued 71,664,592 shares of common stock to Southwest Gas Holdings as consideration for the transfer of assets and assumption of liabilities of Centuri Group (the “Separation”). Following the completion of the Separation, Centuri Group became our wholly owned subsidiary, and all of our operations are conducted through Centuri Group.
On April 17, 2024, the registration statement related to the initial public offering of Centuri’s common stock was declared effective, and Centuri’s common stock began trading on the New York Stock Exchange (“NYSE”) under the ticker “CTRI” on April 18, 2024. On April 22, 2024, the Centuri IPO and a concurrent private placement were completed with total final net proceeds of $327.7 million. As of the closing of the Centuri IPO, Southwest Gas Holdings owned 71,665,592 shares of our common stock, or approximately 81% of our total outstanding shares of common stock.
Subsequent to the Centuri IPO, Southwest Gas Holdings divested all of its remaining ownership interest in our Company through the course of several transactions described in more detail below. We did not receive any proceeds from any of these transactions.
On May 22, 2025, and June 18, 2025, Southwest Gas Holdings completed secondary public offerings, selling a total of 21,562,500 shares of our common stock, with additional private placements closing on May 22, 2025 and July 8, 2025, in which Southwest Gas Holdings sold a total of 3,917,382 shares of our common stock to the Icahn Investors. After these transactions, Southwest Gas Holdings owned 46,185,710 shares of our common stock, or approximately 52% of total outstanding shares of our common stock.
On August 11, 2025, Southwest Gas Holdings completed another secondary public offering of 17,250,000 shares of our common stock and concurrent private placement to Icahn Investors of 1,573,500 shares of our common stock (together, the “August sell-down”). After completion of the August sell-down, Southwest Gas Holdings owned 27,362,210 shares of our common stock, or approximately 31% of total outstanding shares of our common stock, resulting in (i) the loss of its controlling interest in our company and (ii) the Company ceasing to be a “controlled company” under the NYSE rules.
On September 5, 2025, Southwest Gas Holdings completed a final secondary public offering of its remaining 27,362,210 shares of our common stock. As a result, Southwest Gas Holdings no longer holds any ownership interest in the Company and relinquished governance rights originally afforded to it under the Separation Agreement (as defined herein), including the right to nominate any members of our Board of Directors (the “Board”) and to approve certain of our corporate actions.
Previously, Southwest Gas Holdings’ chief executive officer and director, Karen Haller, served as Chair of our Board of Directors. As a result of Southwest Gas Holdings’ ownership exit, the Board appointed Christopher Krummel as the Chair of the Board, effective September 15, 2025, replacing Ms. Haller, who remains a member of the Board. Ms. Haller also resigned from the Board’s compensation committee.

Recent Developments
CAUS Acquisition
On October 14, 2025, we, through a wholly-owned Nova Scotia-incorporated subsidiary, entered into a share purchase agreement with the equity holders (the “Sellers”) of Connect Atlantic Utility Services Corporation, a leading provider of maintenance, construction, and storm services to electric utility and developer customers in the Canadian Atlantic provinces (“CAUS”), pursuant to which we will purchase all of the issued and outstanding equity interests of CAUS (the “CAUS Acquisition”) from the Sellers for an aggregate purchase price of C$80 million (US$57 million), subject to customary working capital and other adjustments. If the CAUS Acquisition fails to close for reasons other than a financing failure, we will be required to pay the Sellers a termination fee of C$2.5 million (US$1.9 million). If the CAUS Acquisition fails to close solely as a result of a financing failure, we will instead be required to pay a reduced termination fee of C$1.75 million (US$1.25 million).
No regulatory approvals are required in connection with the CAUS Acquisition, other than a routine non-suspensory post-closing notice under the Investment Canada Act. Completion of the CAUS Acquisition is subject to customary closing conditions and is anticipated to close during the fourth quarter of 2025.
This offering is not conditioned upon the consummation of the CAUS Acquisition, and the consummation of the CAUS Acquisition is not conditioned upon the successful completion of this offering.
Cooperation Agreement
As previously disclosed, on November 10, 2025, we entered into a Director Appointment and Nomination Agreement (the “Cooperation Agreement”) with Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”), pursuant to which we agreed to, on or prior to November 10, 2025, (i) increase the size of the Board to eight directors, and (ii) appoint Dustin DeMaria (the “Icahn Designee”) to the Board to fill the resulting vacancy, with such appointment effective on November 10, 2025. In addition, we have agreed to include the Icahn Designee as part of our slate of nominees for election to the Board at our 2026 annual meeting of stockholders (the “2026 Annual Meeting”).
The Icahn Group will be entitled, in the event the Icahn Designee resigns or for any reason fails to serve or is not serving as a director (subject to exceptions set forth in the Cooperation Agreement, including as a result of such director not being nominated by us to stand for election at an annual meeting subsequent to the 2026 Annual Meeting or the termination of the Icahn Group’s designation rights with respect to such director in accordance with the Cooperation Agreement), to designate a replacement for appointment to the Board based on the terms set forth in the Cooperation Agreement.
So long as the Icahn Designee is a member of the Board, any Board consideration of appointment and employment of the Chief Executive Officer or Chief Financial Officer of the Company, mergers, acquisitions of material assets, dispositions of material assets, or similar extraordinary transactions, and voting with respect thereto, will take place only at the full Board level or in committees of which the Icahn Designee is a member.
If at any time the Icahn Group ceases to hold a “Net Long Position,” as defined in the Cooperation Agreement, of at least 5,423,836 of the total outstanding shares of our common stock (the “Common Shares”), (i) the Icahn Designee will, and the Icahn Group will cause such Icahn Designee to, promptly tender his resignation from the Board and any committee of the Board on which he then sits, and (ii) the Icahn Group will no longer have the right to replace the Icahn Designee.
So long as the Icahn Group holds a “Net Long Position” of at least 5,423,836 of the Common Shares, we will not adopt a “Rights Plan,” as defined in the Cooperation Agreement, with an “Acquiring Person” beneficial ownership threshold below 20% of the then-outstanding Common Shares unless the “Acquiring Person” definition under such “Rights Plan” includes an exemption for the Icahn Group up to a beneficial ownership of 20%.
The Cooperation Agreement also includes other customary voting, standstill and non-disparagement provisions. Absent an uncured breach of the material provisions of the Cooperation Agreement by the Company, the standstill restrictions on the Icahn Group will remain in effect until the later of (i) 30 days before the nomination deadline for stockholders to nominate candidates for the annual meeting following the 2026 Annual Meeting, and (ii) 30 days after such date when no Icahn Designee is on the Board and the Icahn Group no longer has any right to designate a replacement (including if the Icahn Group has irrevocably waived such right in writing).
In connection with the entry into the Cooperation Agreement, we and the Icahn Group entered into a confidentiality agreement concurrently with the appointment of the Icahn Designee to the Board.
Corporate Information
We were incorporated in Delaware on June 9, 2023. The address of our principal executive offices is 19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027. Our telephone number is (623) 582-1235.
We maintain an internet website at https://www.centuri.com. Our website, and the information contained therein, or connected thereto, is not incorporated by reference into this prospectus supplement and the accompanying prospectus and you should not consider it to be a part of this prospectus supplement and the accompanying prospectus.

THE OFFERING

Common stock offered by us in this offering	7,441,860 shares (or 8,558,139 shares if the underwriters exercise their option to purchase additional shares of our common stock from us in this offering in full).

Underwriters’ option to purchase additional shares of our common stock from us
We have granted the underwriters an option to purchase up to an additional 1,116,279 shares of our common stock at the public offering price in this offering, less the underwriting discounts and commissions, for a period of 30 days following the date of this prospectus supplement. See “Underwriting (Conflicts of Interest).”

Common stock offered by us in the concurrent private placement
We have agreed to sell to the Icahn Investors in a concurrent private placement an aggregate of 3,488,372 shares of our common stock at a price per share equal to the per share public offering price in this offering. The sale of such shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and such shares and all other shares owned by the Icahn Investors will be subject to a lock-up agreement with the underwriters for a period of 30 days after the date of this prospectus supplement, subject to certain exceptions. See “Underwriting (Conflicts of Interest)” for a description of the lock-up agreements applicable to our shares. The concurrent private placement is also subject to customary closing conditions, including the completion of this offering. The closing of this offering is not conditioned upon the closing of the concurrent private placement.

Common stock to be outstanding upon completion of this offering and the concurrent private placement	99,579,386 shares (or 100,695,665 shares if the underwriters exercise their option to purchase additional shares of our common stock from us in this offering in full).

Use of proceeds
We estimate that the net proceeds to us from this offering and the concurrent private placement will be approximately $228.1 million (or approximately $251.1 million if the underwriters exercise their option to purchase additional shares of our common stock from us in full), after deducting the underwriting discounts and commissions and estimated offering expenses.
We intend to use the net proceeds from this offering and the concurrent private placement for general corporate purposes, which may include, among other things, the funding of acquisitions, such as the CAUS Acquisition, and the repayment of borrowings outstanding under our amended and restated credit agreement (the “Credit Agreement”). Until we apply the net proceeds from this offering for the foregoing purposes, we may invest such proceeds in short-term, liquid investments.
Affiliates of certain of the underwriters are lenders under the Credit Agreement that we may repay using a portion of the net proceeds of this offering and, accordingly, such affiliates may receive a portion of the net proceeds from this offering.
See “Underwriting (Conflicts of Interest)” and “Use of Proceeds.”

Conflicts of interest
Because affiliates of Wells Fargo Securities, LLC, BofA Securities, Inc. and KeyBanc Capital Markets Inc. are lenders under the Credit Agreement and will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under the Credit Agreement, each of Wells Fargo Securities, LLC, BofA Securities, Inc. and KeyBanc Capital Markets Inc., underwriters in this offering, is deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock. None of Wells Fargo Securities, LLC, BofA Securities, Inc. or KeyBanc Capital Markets Inc. will confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Listing and symbol	Our shares of common stock are listed on the NYSE under the symbol “CTRI.”

Risk factors
Investing in our common stock involves a high degree of risk. You should carefully consider all of the information contained, or incorporated by reference, in this prospectus supplement prior to investing in shares of our common stock. See the “Risk Factors” section of this prospectus supplement beginning on page S-12 and in the documents incorporated by reference in this prospectus supplement.

Unless otherwise indicated or the context otherwise requires, references to the number and percentage of shares of our common stock to be outstanding upon completion of this offering are based on 88,649,154 shares of our common stock outstanding as of November 11, 2025.
Unless otherwise indicated, the information presented in this prospectus supplement:
•assumes the sale by us of 7,441,860 shares of our common stock in this offering and no exercise of the underwriters’ option to purchase additional shares of our common stock from us in this offering;
•assumes the sale by us of 3,488,372 shares of our common stock to the Icahn Investors upon the closing of the concurrent private placement;
•excludes 903,517 shares of our common stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) outstanding as of November 11, 2025;
•excludes 116,187 target shares of our common stock issuable upon the vesting and settlement of performance stock units (“PSUs”) outstanding as of November 11, 2025; and
•excludes 5,781,265 shares of our common stock reserved for issuance under our equity incentive plan.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with the information discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, as may be updated by our quarterly, annual and other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, in evaluating Centuri and deciding to invest in our common stock. The occurrence of any of the following risks could materially and adversely affect our business, financial condition, prospects, results of operations and cash flows. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.
The risks and uncertainties described below or incorporated by reference herein are those that we have identified as material but are not the only risks and uncertainties facing us. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, financial condition, prospects, results of operations and cash flows. Please also see the section of this prospectus supplement titled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
Future sales by the Icahn Investors and other holders of shares of our common stock, or the perception that such sales may occur, including following the expiration of the lock-up period, could cause the price of our common stock to decline, potentially materially.
In connection with the Centuri IPO, we granted certain registration rights to the Icahn Investors, and we further granted the Icahn Investors certain resale registration rights with respect to shares of our common stock they purchased from Southwest Gas Holdings in subsequent private placement transactions that took place in connection with prior offerings of our common stock by Southwest Gas Holdings. We have also agreed to grant the Icahn Investors certain resale registration rights with respect to any shares of our common stock they purchase in the concurrent private placement that is expected to close immediately following the closing of this offering. See “Concurrent Private Placement.” As of September 5, 2025, the Icahn Investors owned an aggregate of 12.24% of our common stock, and we have agreed to sell to the Icahn Investors in a concurrent private placement an aggregate of approximately $75 million of shares of our common stock. Upon consummation of the offering and the concurrent private placement, the Icahn Investors will own an aggregate of almost 15% of our common stock (based on an assumed public offering price of $22.06 per share, which is the last reported sale price of our common stock on the NYSE on November 11, 2025). See “Concurrent Private Placement.” We are unable to predict with certainty whether or when the Icahn Investors will dispose of a substantial number of shares of our common stock that they own; although, the Cooperation Agreement contains certain (i) minimum ownership requirements for the Icahn Group to maintain its director designee on the Board and (ii) limitations on the manner and amount of sales of our common stock that may be conducted by the Icahn Group, that may discourage or limit substantial disposals by the Icahn Group. See “Prospectus Supplement Summary—Recent Developments—Cooperation Agreement.” In connection with this offering, we, our executive officers, our directors and the Icahn Investors have agreed with the underwriter that, except with prior written consent of J.P. Morgan Securities LLC, we and they will not, subject to certain exceptions, during the period beginning the date of this prospectus supplement and continuing through the date that is 30 days after the date of this prospectus supplement (such period, the “restricted period”), offer, sell, contract to sell, pledge or otherwise dispose of or hedge, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock. The sale of a substantial number of shares of our common stock following the restricted period, or the perception that such a sale could occur, could significantly reduce the prevailing market price of shares of our common stock. Upon completion of this offering, except as otherwise described in this prospectus supplement, all of the shares of our common stock to be sold in this offering will be freely tradable without restriction or further registration under the Securities Act, assuming they are not held by our affiliates.

The market price of shares of our common stock may be volatile, which could cause the value of our stockholders’ investment to decline, potentially significantly.
The market price of our common stock may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of shares of our common stock regardless of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly operating results or dividends, if any, to stockholders, additions or departures of key management personnel, failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies, investments by activist investors in our common stock or speculation in the press or investment community, announcements by us or our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, adverse publicity about the industries we participate in or individual scandals, and in response the market price of shares of our common stock could decrease significantly.
In the past few years, stock markets have experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.
Our stockholders’ percentage ownership in us may be diluted in the future.
We are not restricted from issuing additional common stock. Our amended and restated certificate of incorporation (the “Charter”) provides that we may issue up to a total of 850,000,000 shares of common stock, of which 88,649,154 shares were outstanding as of November 11, 2025. We intend to grow our business organically as well as through acquisitions, such as the CAUS Acquisition. Occasionally, we may issue shares of common stock as consideration in our acquisitions, and we may have the option to issue shares of our common stock instead of cash as consideration for future earn-out obligations. In connection with the Centuri IPO, we filed a registration statement on Form S-8 to register the shares of our common stock that we reserved for issuance under our equity incentive plan. The Compensation Committee has granted, and we expect will continue grant, additional equity awards to our employees and directors from time to time under our equity incentive plan. The issuance of additional shares of our common stock in connection with future acquisitions, financing transactions, stock-based payment awards or other issuances of our common stock will dilute the ownership interest of our common stockholders. Sales of a substantial number of shares of our common stock or other equity-linked securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.
In addition, our Charter authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designation, powers, preferences and relative, participating, optional and other special rights, including preferences over our common stock respecting dividends and distributions, as our Board generally may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of our common stock. For example, we could grant the holders of preferred stock the right to elect some number of our directors in all events or on the occurrence of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences that we could assign to holders of preferred stock could affect the residual value of the common stock. See “Description of Capital Stock—Preferred Stock.”

Our ability to use our net operating loss carryforwards and other tax attributes may be limited due to certain provisions of the Internal Revenue Code or state tax law.
As of December 29, 2024, we had net operating loss carryforwards (“NOLs”) of approximately $25.4 million for U.S. federal income tax purposes and $15.6 million (net of valuation allowances) for state income tax purposes. Realization of these NOLs depends on future taxable income, and there is a risk that our existing NOLs for state income tax purposes could expire unused and be unavailable to offset future state taxable income.
In addition, under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change federal NOLs and other tax attributes (such as tax credits) to offset its post-change taxable income and taxes may be limited. In general, an “ownership change” occurs if there is a greater than 50 percentage point change (by value) in a corporation’s equity ownership by certain stockholders over the testing period, which is generally the three-year period preceding any potential ownership change.
Certain of our NOLs and other tax attributes currently are subject to annual limitations under Sections 382 and 383 of the Code because of prior ownership changes. However, we currently expect that we will be able to utilize such NOLs and tax attributes prior to their expiration. Another ownership change currently or at a subsequent point in time could limit our ability to use pre-change federal NOLs and other tax attributes to offset future taxable income and taxes. Similar provisions of state tax law may also apply. Any such limitation, if applicable, could adversely affect our business, financial condition, results of operations, and prospects.
Certain provisions in our Charter and Bylaws, and of Delaware law, may prevent or delay an acquisition of us, which could have a material adverse effect on the trading price of our common stock.
Our Charter and amended and restated bylaws (the “Bylaws”) contain, and Delaware law contains, provisions that are intended to deter coercive takeover practices and inadequate takeover bids and to encourage prospective acquirers to negotiate with the Board rather than to attempt an unsolicited takeover not approved by the Board. These provisions include, among others:
•the inability of our stockholders to call a special meeting;
•the inability of our stockholders to act by written consent;
•rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;
•the right of the Board to issue preferred stock without stockholder approval;
•the ability of our directors, and not stockholders, to fill vacancies (including those resulting from an enlargement of the Board) on the Board; and
•the requirement that the affirmative vote of stockholders holding at least two-thirds of our voting stock is required to amend certain provisions in our Bylaws and our Charter.
We have “opted out” of Section 203 of the Delaware General Corporation Law (the “DGCL”). Our Charter includes a “Dominant Stockholder” (defined as any individual, corporation, partnership or other person (other than Centuri and any current or future direct or indirect majority-owned subsidiary of Centuri) which, together with its affiliates, owns 15% or more of the total voting power of Centuri’s outstanding common stock) provision pursuant to which a “Business Combination” of us with a Dominant Stockholder will require approval by 66 2/3% of the outstanding shares, subject to certain exceptions requiring super-majority (65% or 85%) approval by the Board.
The existence of this provision is expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by our stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents we have filed with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the safe harbor provision of the United States Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the CAUS Acquisition, the effects of the Cooperation Agreement and the effects of regulation and the economy, generally.
Terminology such as “believe,” “anticipate,” “will,” “should,” “could,” “intend,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast,” “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the risks and uncertainties set forth in this prospectus supplement under “Risk Factors,” and the section entitled “Item 1.A Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 and other factors described in our periodic reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual results may differ materially as a result of a number of factors, including, among other things:
•customer project scheduling and duration;
•weather, including the occurrence of major storms, and general economic conditions;
•results of bid work, differences between actual and anticipated outcomes of bid or other fixed-price construction agreements;
•outcomes from contract and change order negotiations;
•our ability to successfully procure new work and impacts from work awarded or failing to be awarded work from significant customers, the mix of work awarded, and the amount of work awarded to us following work stoppages or reduction;
•the results of productivity inefficiencies from regulatory requirements, customer supply chain challenges, or otherwise, delays in commissioning individual projects, the ability of management to successfully finance, close on and assimilate any acquired businesses, including as a result of the CAUS Acquisition, and changes in our mix of customers, projects, contracts and business;
•regional or national and/or general economic conditions and demand for our services;
•price, volatility, and expectations of future prices of natural gas and electricity;
•increases in the costs to perform services caused by changing conditions;
•the termination, or expiration of existing agreements or contracts;
•decisions of our customers as to whether to pursue capital projects due to economic impacts resulting from a pandemic or otherwise;

•the budgetary spending patterns of customers;
•inflation and other increases in construction costs that we may be unable to pass through to our customers;
•cost or schedule overruns on fixed-price contracts;
•availability of qualified labor for specific projects;
•the need and availability of letters of credit, payment and performance bonds, or other security;
•costs we incur to support growth, whether organic or through acquisitions, including the CAUS Acquisition;
•the timing and volume of work under contract;
•losses experienced in our operations;
•the results of the review of prior period accounting on certain projects and the impact of adjustments to accounting estimates;
•developments in governmental investigations and/or inquiries;
•intense competition in the industries in which we operate;
•existing or future litigation or regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs;
•failure of our partners, suppliers or subcontractors to perform their obligations;
•cyber-security breaches;
•failure to maintain safe worksites;
•risks or uncertainties associated with events outside of our control, including severe weather conditions, public health crises and pandemics, political crises or other catastrophic events, such as the conflict in the Middle East and the ongoing war in Ukraine;
•the impact of changes to federal policies, including those with respect to taxes, trade policies and tariffs, that affect U.S. relations with the rest of the world;
•adverse developments affecting specific financial institutions or the broader financial services industry, including liquidity shortages or bank failures;
•client delays or defaults in making payments;
•the cost and availability of credit and restrictions imposed by our debt agreements;
•the impact of credit rating actions and conditions in the capital markets on financing costs;
•changes in construction expenditures and financing;
•levels of or changes in operations and maintenance expenses;
•our ability to continue to remain within the ratios and other limits in our debt covenants;
•failure to implement strategic and operational initiatives;
•risks or uncertainties associated with acquisitions, including the CAUS Acquisition, dispositions and investments;

•possible information technology interruptions or inability to protect intellectual property;
•our failure, or the failure of our agents or partners, to comply with laws;
•our ability to secure appropriate insurance, licenses or permits;
•new or changing legal requirements, including those relating to environmental, health, licensing and safety matters;
•the loss of one or more clients that account for a significant portion of our revenue;
•asset impairments; and
•the effects of the Cooperation Agreement.
Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements herein speak only as of the date of this prospectus supplement. Except to the extent required by applicable law, we assume no obligation to update or revise the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events and developments or otherwise.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering and the concurrent private placement will be approximately $228.1 million (or approximately $251.1 million if the underwriters exercise their option to purchase additional shares of our common stock from us in full), after deducting the underwriting discounts and commissions and estimated offering expenses.
We intend to use the net proceeds from this offering and the concurrent private placement for general corporate purposes, which may include, among other things, the funding of acquisitions, such as the CAUS Acquisition, and the repayment of borrowings outstanding under the Credit Agreement. Until we apply the net proceeds from this offering for the foregoing purposes, we may invest such proceeds in short-term, liquid investments.
For a discussion of the CAUS Acquisition, see “Prospectus Supplement Summary—Recent Developments—CAUS Acquisition.”
As of November 11, 2025, there was $95.6 million outstanding under the revolving credit facility provided by the Credit Agreement (the “Revolving Credit Facility”) and $800.0 million outstanding under the term loan facility provided by the Credit Agreement (the “Term Loan Facility”). The Revolving Credit Facility matures on July 9, 2030 and the Term Loan Facility matures on July 9, 2032. The applicable margin for the Revolving Credit Facility ranges from 1.25% to 2.25% for Secured Overnight Financing Rate (“SOFR”) and Canadian Overnight Repo Rate Average (“CORRA”) loans and from 0.25% to 1.25% for base rate loans, depending on the Company’s net leverage ratio. The Term Loan Facility has a fixed margin of 1.25% for base rate loans and 2.25% for SOFR loans.
Affiliates of certain of the underwriters are lenders under the Credit Agreement that we may repay using a portion of the net proceeds of this offering and, accordingly, such affiliates may receive a portion of the net proceeds from this offering. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of September 28, 2025:
•on a historical basis; and
•on an as adjusted basis to give effect to (1) this offering and the concurrent private placement and (2) the application of the net proceeds from this offering and the concurrent private placement as described in the section of this prospectus entitled “Use of Proceeds” (assuming that the underwriters do not exercise their option to purchase additional shares of common stock from us).
The as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering and the concurrent private placement determined at pricing. The table set forth below is unaudited and should be read together with the section of this prospectus entitled “Use of Proceeds,” our consolidated financial statements and the related notes thereto and the discussion under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 29, 2024 and Quarterly Reports on Form 10-Q for the quarters ended March 30, 2025, June 29, 2025 and September 28, 2025, in each case incorporated by reference in this prospectus supplement.

	As of September 28, 2025
($ in thousands, except share and per share data)	Historical (unaudited)	As Adjusted (unaudited)
Cash and cash equivalents	$16,133	$16,133
Capitalization:
Debt:
Current portion of long-term debt	$34,304	$29,158
Long-term debt	797,621	660,003
Line of credit	95,777	61,777
Finance lease liabilities	16,910	17,491
Total debt	944,612	768,429
Redeemable noncontrolling interests	4,891	4,891
Equity:
Common stock, $0.01 par value (850,000,000 shares authorized; 88,649,154 shares issued and outstanding, actual) (99,579,386 shares issued and outstanding, as adjusted)	886	996
Additional paid-in capital	752,413	980,403
Accumulated other comprehensive loss	(9,549)	(9,549)
Accumulated deficit	(158,582)	(158,582)
Total equity	585,168	813,268
Total capitalization	$1,534,671	$1,586,588

DESCRIPTION OF CAPITAL STOCK
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our Charter and Bylaws, each of which is an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, which is incorporated by reference into this prospectus supplement.
General
Our authorized capital stock consists of 850,000,000 shares of common stock, par value $0.01 per share and 85,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated. Our Board may establish the rights and preferences of the preferred stock from time to time.
Centuri IPO Agreements
In connection with the Centuri IPO and related transactions, we and Southwest Gas Holdings entered into a number of agreements, including the Separation Agreement, the Tax Matters Agreement (as defined below), an unutilized tax assets settlement agreement, and a registration rights agreement, each of which provided Southwest Gas Holdings with certain governance and other rights. As a result of no longer owning any shares of our common stock, Southwest Gas Holdings lost certain rights afforded to it under the Separation Agreement, including, among others the right to nominate a majority of our directors and consent rights over certain of our corporate actions. However, as of the date of this prospectus supplement, the Separation Agreement has not been terminated.
In April 2024, in connection with the Separation and prior to the completion of the Centuri IPO, we entered into an agreement with Southwest Gas Holdings that governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes incurred as a result of the failure of a future distribution of our common stock by Southwest Gas Holdings to its stockholders pursuant to the Separation Agreement and certain related transactions, if effected (the “Distribution”), to qualify for tax-free treatment for U.S. federal income tax purposes (such agreement, the “Tax Matters Agreement”).
The Tax Matters Agreement imposed certain restrictions upon us and our subsidiaries that were subject to termination under certain circumstances, including if Southwest Gas Holdings determined it was no longer possible to implement the Distribution on a tax-free basis to Southwest Gas Holdings and its stockholders. As a result of prior offerings by Southwest Gas Holdings of our common stock, Southwest Gas Holdings was not able to (and, in fact, did not) effect the Distribution on a tax-free basis, and therefore the related restrictions in the Tax Matters Agreement terminated pursuant to the terms of the Tax Matters Agreement.
For additional information on agreements between the Company and Southwest Gas Holdings, please refer to the descriptions of such agreements elsewhere in this prospectus supplement and in our public filings with the SEC, which are incorporated herein by reference.
Cooperation Agreement
As previously disclosed, on November 10, 2025, we entered into the Cooperation Agreement with the Icahn Group. For a description of the Cooperation Agreement, including the Icahn Group’s director designation right and certain restrictions on our ability to adopt a “Rights Plan,” see “Prospectus Supplement Summary—Recent Developments—Cooperation Agreement.”
Common Stock
Holders of our common stock are entitled to the rights set forth below.

Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by stockholders. At each meeting of the stockholders, a majority of our shares issued and outstanding and entitled to vote generally for the election of directors, present in person or represented by proxy, will constitute a quorum.
Directors are elected by a plurality vote standard. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our Charter, Bylaws or as required by law, any question brought before any meeting of stockholders, other than the election of directors, will be decided by the affirmative vote of a majority of the voting power of the shares of capital stock represented at the meeting and entitled to vote on such question, voting as a single class.
Dividends
Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of us, holders of common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding preferred stock.
No Preemptive or Similar Rights
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.
Preferred Stock
Under the terms of our Charter, the Board is authorized, subject to limitations prescribed by the DGCL and by our Charter, to issue up to 85,000,000 shares of preferred stock in one or more series without further action by the holders of our common stock. The Board will have the discretion, subject to limitations prescribed by the DGCL and by our Charter, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Anti-Takeover Effects of Various Provisions of Delaware Law and Our Charter and Bylaws
Provisions of the DGCL and our Charter and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe that the benefits of increased protection of the Board’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire us or restructure the Board outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute. We have “opted out” of Section 203 of the DGCL. Our Charter includes a “Dominant Stockholder” provision pursuant to which a “Business Combination” of us with a Dominant Stockholder (as defined in the Charter) will require approval by 66 2/3% of the outstanding shares of our common stock, subject to certain exceptions requiring super-majority (65% or 85%) approval by the Board.
The existence of this provision is expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Removal of Directors. Our Charter and Bylaws provide that our stockholders may remove our directors with or without cause, by an affirmative vote of holders of two-thirds of the outstanding shares of our capital stock entitled to vote generally for the election of directors.
Amendments to Charter. Our Charter provides that the affirmative vote of the holders of a supermajority of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend certain provisions relating to the number, term, removal and filling of vacancies with respect to the Board, the advance notice to be given for nominations for elections of directors, the calling of special meetings of stockholders, cumulative voting, stockholder action by written consent, the ability to amend our Bylaws and Charter, exclusive forum, corporate opportunities, anti-takeover provisions, the elimination of liability of directors and officers to the extent permitted by Delaware law, director and officer indemnification and any provision relating to the amendment of any of these provisions. Our Charter also provides that the affirmative vote of the holders of 66 2/3% of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend the Dominant Stockholder provision.
Amendments to Bylaws. Our Charter and Bylaws provide that, subject to exceptions, our Bylaws may only be amended by the Board or by the affirmative vote of holders of at least two-thirds of the total voting power of our outstanding shares entitled to vote thereon, voting as a single class.
Size of Board and Vacancies. Our Charter provides that the Board will consist of not less than six nor more than 13 directors, the exact number of which will be fixed exclusively by the Board. Any vacancies created on the Board resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on the Board will hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal as hereinafter provided.
Special Stockholder Meetings. Our Charter provides that special meetings of stockholders may be called only by or at the direction of (a) the Board pursuant to a resolution adopted by a majority of the entire Board, (b) the chair of the Board or (c) our chief executive officer. Stockholders may not call special stockholder meetings.
Stockholder Action by Written Consent. Our Charter and Bylaws expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Charter and Bylaws mandate that stockholder nominations for the election of directors will be given in accordance with the Bylaws. The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for stockholders making the proposals or nominations. Additionally, the Bylaws require that candidates for election as director disclose their qualifications and make certain representations.
No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.
Undesignated Preferred Stock. The authority that the Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The Board may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Conflicts of Interest; Corporate Opportunities
In order to address potential conflicts of interest between us and Southwest Gas Holdings, our Charter contains certain provisions regulating and defining the conduct of our affairs to the extent that they may involve Southwest

Gas Holdings and its directors, officers and/or employees and our rights, powers, duties and liabilities and those of our directors, officers, employees and stockholders in connection with our relationship with Southwest Gas Holdings. In general, these provisions recognize that we and Southwest Gas Holdings and surviving subsidiaries will continue to have contractual and business relations with each other, including directors of Southwest Gas Holdings serving as our directors, may engage in the same, similar or related business activities and lines of business or may have an interest in the same areas of corporate opportunities.
Our Charter provides that Southwest Gas Holdings has no duty to communicate information regarding a corporate opportunity to us or to refrain from engaging in the same or similar activities or lines of business, doing business with any of our clients, customers or vendors or employing or otherwise engaging any of our directors, officers or employees. Moreover, our Charter provides that for so long as Southwest Gas Holdings owns at least 10% of the total voting power of our outstanding shares or otherwise has one or more directors, officers or employees serving as our (or any of our subsidiaries’) director, officer or employee, in the event that any of our (or any of our subsidiaries’) directors, officers or employees who is also a director, officer or employee of Southwest Gas Holdings acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us and Southwest Gas Holdings, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and we, to the fullest extent permitted by law, renounce any interest or expectancy in such business opportunity, and waive any claim that such business opportunity constituted a corporate opportunity that should have been presented to us or any of our affiliates, if he or she acts in a manner consistent with the following policy: such corporate opportunity offered to any person who is our or our subsidiaries’ director, officer or employee and who is also a director, officer or employee of Southwest Gas Holdings and its affiliates (other than us and our subsidiaries) shall belong to us only if such opportunity is expressly offered to such person solely in his or her capacity as our director or officer.
Our Charter also provides that no contract, agreement, arrangement or transaction between us (or any of our subsidiaries), on the one hand, and Southwest Gas Holdings, on the other hand, will be void or voidable solely for the reason that Southwest Gas Holdings is a party thereto, or solely because any of our (or our subsidiaries’) directors or officers who are affiliated with Southwest Gas Holdings are present at or participate in the meeting of the Board or committee thereof or are signatories to a written consent of the Board or committee thereof, which authorizes the contract, agreement, arrangement or transaction or solely because his or her votes are counted for such purpose. We may enter into and perform, and cause or permit any subsidiary to enter into and perform, one or more contracts, agreements, arrangements or transactions with Southwest Gas Holdings pursuant to which we or one of our subsidiaries, on the one hand, and Southwest Gas Holdings, on the other hand, agree to engage in transactions of any kind or nature with each other, including, without limitation, agreements relating to competition or allocation of opportunities. Subject to certain exceptions in our Charter, no such contract, agreement, arrangement or transaction, or the performance thereof by us (or any of our subsidiaries), or Southwest Gas Holdings, will, to the fullest extent permitted by law, (i) be considered contrary to (x) any fiduciary duty that any of our (or any of our subsidiaries’) director, officer, or employee who is also a director, officer or employee of Southwest Gas Holdings may owe or be alleged to owe to us or any such subsidiary, or to any stockholder thereof, or (y) any legal duty or obligation Southwest Gas Holdings may be alleged to owe on any basis or (ii) be considered a failure to act in (or not opposed to) the best interests of us or any of our subsidiaries or our or their respective stockholders or equityholders or the derivation of any improper personal benefit. Subject to certain exceptions in our Charter, to the fullest extent permitted by law, none of our (or any of our subsidiaries’) directors, officers or employees who are also directors, officers or employees of Southwest Gas Holdings shall have or be under any fiduciary duty to us (or any of our subsidiaries) to refer any corporate opportunity to us (or any of our subsidiaries) or to refrain from acting on behalf of us (or any of our subsidiaries) or of Southwest Gas Holdings in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction. To the fullest extent permitted by law, subject to certain exceptions set forth in the Charter, none of our (or our subsidiaries’) directors, officers or employees shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, Southwest Gas Holdings, merely by virtue of being a director, officer or employee of Southwest Gas Holdings.
Our Charter also provides for special approval procedures that may be utilized if it is deemed desirable by Southwest Gas Holdings, us, our subsidiaries or any other party, that we take action with specific regard to a particular transaction, corporate opportunity or type or series of transactions or corporate opportunities, out of an abundance of caution, to ensure that such transaction or transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed. Specifically, we may employ special procedures to affirm or authorize transactions or opportunities in these cases if:
•the material facts of the transaction and the director’s, officer’s or employee’s interest are disclosed or known to the Board or duly appointed committee of the Board and the Board or such committee authorizes, approves or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members); or
•the material facts of the transaction and the director’s interest are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such transaction.
Any person purchasing or otherwise acquiring any interest in any shares of our common stock will be deemed to have consented to these provisions of the Charter.
Except as otherwise agreed in writing between us and Southwest Gas Holdings, these corporate opportunity provisions will have no further force or effect when Southwest Gas Holdings both (i) owns 10% or less of the total voting power of our outstanding shares and (ii) has no directors, officers or employees serving as our (or any of our subsidiaries’) directors, officers or employees. Although Southwest Gas Holdings no longer owns any shares of our common stock, as of the date of this prospectus supplement, three of our directors also serve as directors of Southwest Gas Holdings, one of which is the President and Chief Executive Officer of Southwest Gas Holdings. As a result, these corporate opportunity provisions will continue to remain in full force and effect unless otherwise agreed in writing between us and Southwest Gas Holdings.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breach of fiduciary duties as directors or officers, and our Charter includes such an exculpation provision. Our Charter and Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, all expense, liability and loss actually and reasonably incurred or suffered by each person who was or is a party or is otherwise threatened to be made a party to any action, suit or proceeding for actions taken as our legal representative, director or officer, or, while serving as our director or officer, for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Charter and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to certain conditions, including our receipt of an undertaking from the indemnified party if required under the DGCL. Our Charter expressly authorizes us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities.
The limitation of liability and indemnification provisions that are in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors or officers under the federal securities laws. There is currently no pending material litigation or proceeding against us or any of our directors, officers or employees for which indemnification is sought.
Exclusive Forum
Our Charter provides that, unless we otherwise determine, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or stockholder in such capacity to us or to our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against us or any current or former director or officer or other employee or stockholder in such capacity arising pursuant to any provision of the DGCL or our Charter or Bylaws, (iv) any action asserting a claim relating to or involving us governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action or proceeding may be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Charter further provides that the federal district courts of the United States is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and as a result, the exclusive forum provision does not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock is available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. As noted above, the existence of authorized but unissued shares of common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Listing
Our shares of common stock are listed on the NYSE under the symbol “CTRI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company d/b/a EQ Shareowner Services.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of shares of our common stock purchased pursuant to this offering. This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions in each case as in effect as of the date of this prospectus supplement, all of which may change or be subject to differing interpretations, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not challenge such statements and conclusions or that a court would not uphold such a challenge.
This discussion addresses only Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that may be important to a Non-U.S. Holder in light of their particular circumstances or to a Non-U.S. Holder subject to special rules, such as:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons subject to the alternative minimum tax;
•persons holding shares of our common stock as part of a “synthetic security,” hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies and other financial institutions;
•brokers, dealers or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell shares of our common stock under the constructive sale provisions of the Code;
•persons who hold or receive shares of our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•persons subject to special tax accounting rules as a result of any item of gross income with respect to shares of our common stock being taken into account on an applicable financial statement;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(i)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences to Non-U.S. Holders of the ownership and disposition of our shares of common stock. Moreover, it does not address any tax consequences arising under the Medicare tax on net investment income, the effect of any tax treaty, or any U.S. federal, estate, gift or other non-income tax or any non-U.S., state or local tax consequences of owning or disposing of our common stock.
EACH POTENTIAL INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. AND OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of common stock that is an individual, corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), estate, or trust for U.S. federal income tax purposes that is not:
•an individual who is a citizen or resident of the United States;
•a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia, or otherwise treated as a U.S. corporation for U.S. federal income tax purposes;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust that is (1) subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
If a partnership, or any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partners and the activities of the partnership. We urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding our common stock to consult their tax advisor regarding the U.S. federal, state and local, non-U.S. and other tax consequences of owning or disposing of our common stock.
Distributions
We may pay dividends to holders of shares of our common stock. If we make a distribution of cash or other property (other than certain distributions of our stock) in respect of shares of our common stock, then the amount of cash or the fair market value of the other property distributed will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.
Subject to the discussions below under “—Informational Reporting and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts,” and the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder generally will be subject to withholding tax at a 30% rate of the gross amount of the dividends or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) certifying the Non-U.S. Holder’s entitlement to benefits under an applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends on a net income basis at regular rates applicable to a U.S. person. In that case, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI certifying, among other things, that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.
To the extent a distribution exceeds our current and accumulated earnings and profits, it will constitute a return of capital, which will first reduce a Non-U.S. Holder’s adjusted tax basis in its shares of our common stock, but not below zero, and then will be treated as gain from the sale of shares of our common stock, as described below under “—Gain on Sale or Other Taxable Disposition of Shares of Our Common Stock.”

Gain on Sale or Other Taxable Disposition of Shares of Our Common Stock
Subject to the discussions below under “—Informational Reporting and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts,” a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of shares of our common stock unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);
•the Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and certain other conditions are met.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a U.S. person. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-USRPIs and our other business assets, there can be no assurance we currently are not a USRPHC or will not become a USRPHC in the future. Even if we were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of shares of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period; however, no assurance can be provided that our common stock will be “regularly traded” on an established securities market at all times relevant for purposes of this rule. If we are or become a USRPHC and our common stock were not considered to be regularly traded on an established securities market, then a Non-U.S. Holder (regardless of the percentage of our common stock owned by such Non-U.S. Holder) that sells or disposes of our common stock may be treated as disposing of a USRPI and therefore may be subject to U.S. federal income tax on a sale or other taxable disposition of our common stock and a 15% withholding tax (which would generally be credited against the Non-U.S. Holder’s U.S. federal income tax liability) would generally apply to the gross proceeds from such disposition.
Informational Reporting and Backup Withholding
Payments of dividends on shares of our common stock to a Non-U.S. Holder will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a U.S. person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions in respect of shares of our common stock to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of shares of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such Non-U.S. Holder is a U.S. person, or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of shares of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Sections 1471 through 1474 of the Code and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”) impose a 30% withholding tax on any dividends paid on our common stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other disposition of shares of our common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), each as defined in the Code, unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our common stock on or after January 1, 2019 would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued.
The rules under FATCA are complex. Non-U.S. Holders are urged to consult their tax advisors regarding the possible implications of FATCA on an investment in our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)
We are offering the shares of common stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BofA Securities, Inc. and KeyBanc Capital Markets Inc. are acting as joint lead book-running managers of the offering, and J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to such underwriter’s name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC	2,232,559
Wells Fargo Securities, LLC	1,786,047
BofA Securities, Inc.	893,023
KeyBanc Capital Markets Inc.	781,395
UBS Securities LLC	372,093
Robert W. Baird & Co. Incorporated	297,674
BTIG, LLC	297,674
CIBC World Markets Corp.	297,674
PNC Capital Markets LLC	297,674
Siebert Williams Shank & Co., LLC	186,047
Total	7,441,860
The underwriters are committed to purchase all shares of our common stock offered by us if they purchase any shares. The underwriting agreement provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the shares of our common stock directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $0.516 per share. After the offering of the shares to the public, if all of the shares of our common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.
Commissions and Expenses
The underwriting fee is equal to the offering price per share of our common stock less the amount paid by the underwriters to us per share of our common stock. The underwriting fee is $0.86 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$0.86	$0.86
Total	$6,399,999.60	$7,359,999.54
We estimate that the total expenses of this offering payable by Centuri, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $500,000. We have agreed to reimburse the underwriters for expenses of up to $50,000.

The prospectus supplement and the accompanying prospectus may be made available in electronic format on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
The underwriters will not receive any underwriting compensation in connection with the concurrent private placement.
Option to Purchase Additional Shares
The underwriters have an option to buy up to 1,116,279 additional shares of our common stock from us in this offering to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of our common stock are purchased in this offering, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.
Lock-Up Agreements
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 30 days after the date of this prospectus, subject to certain exceptions, other than the shares of our common stock to be sold in this offering.
The restrictions on our actions, as described above, will not apply to certain transactions, including (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing date of this offering and described in this prospectus, provided that such recipients enter into a lock-up agreement with the underwriters; or (iii) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
Our directors, executive officers and the Icahn Investors (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 30 days after the date of this prospectus, may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities will further acknowledge that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties will not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members or stockholders of the lock-up party; (vii) by operation of law, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our Board and made to all stockholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period and (e) the sale of our common stock pursuant to the terms of the underwriting agreement; provided that:
•in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi) or (vii) above, such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the representative a lock-up agreement on substantially the same terms as the lock-up agreements referenced herein for the remainder of the restricted period;
•in the case of any transfer or distribution pursuant to clause (a) (i), (ii), (iii), (iv), (vi), (vii), (ix) and (x) above, no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the restricted period); and
•in the case of any transfer or distribution pursuant to clause (a)(v) and (viii) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.
J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.
Price Stabilization, Short Positions and Penalty Bids
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchases common stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Other Relationships
Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Certain affiliates of the underwriters have also acted as lender in connection with our Term Loan Facility and Revolving Credit Facility, for which they have received, and will receive, customary fees and expenses as consideration therewith.
Conflicts of Interest
Because affiliates of Wells Fargo Securities, LLC, BofA Securities, Inc. and KeyBanc Capital Markets Inc. are lenders under the Credit Agreement and will receive 5% or more of the net proceeds of this offering due to the repayment of borrowings under the Credit Agreement, each of Wells Fargo Securities, LLC, BofA Securities, Inc. and KeyBanc Capital Markets Inc., underwriters in this offering, is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with the offering as a “bona fide public market,” as defined in FINRA Rule 5121, exists for our common stock. None of Wells Fargo Securities, LLC, BofA Securities, Inc. or KeyBanc Capital Markets Inc. will confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
•to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
•in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and Centuri that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
•to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
•to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or
•in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),
provided that no such offer of the shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA. Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as the basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
•to any person which is a professional client as defined under the FinSA;
•to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriter for any such offer; or
•in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance;
provided that no such offer of shares shall require us or any investment bank to publish a prospectus pursuant to Article 35 FinSA.
The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre (the “DIFC”)
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No.1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (the “DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this document nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to prospective investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the DIFC) other than in compliance with the laws of the United Arab Emirates (and the DIFC) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the DIFC) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (the “FSRA”) or DFSA.

Notice to Prospective Investors in Australia
This prospectus supplement:
•does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);
•has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and
•may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).
The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong (the “SFO”)) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong (the “CO”)) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and neither this prospectus supplement nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:
•to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA,
•to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or
•otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
◦a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
◦a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
•to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;
•where no consideration is or will be given for the transfer;
•where the transfer is by operation of law;
•as specified in Section 276(7) of the SFA; or
•as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Bermuda
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (the “CMA”), pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 3-123-2017 dated December 2017, as amended. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to Prospective Investors in the British Virgin Islands
The shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of Centuri. The shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (the “BVI Companies”), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Notice to Prospective Investors in China
This prospectus supplement will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan) except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to Prospective Investors in Korea
The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The shares have not been listed on any of the securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.
Notice to Prospective Investors in Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the shares has been or will be registered with the Securities Commission of Malaysia (the “Commission”), for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the shares, as principal, if the offer is on terms that the shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in each of the preceding categories (i) to (xi), the distribution of the shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Notice to Prospective Investors in Taiwan
The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.
Notice to Prospective Investors in South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted), (the “South African Companies Act”) is being made in connection with the issue of the shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
Section 96 (1)(a) the offer, transfer, sale, renunciation or delivery is to:
•persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;
•the South African Public Investment Corporation;
•persons or entities regulated by the Reserve Bank of South Africa;
•authorized financial service providers under South African law;
•financial institutions recognized as such under South African law;
•a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or
•any combination of the person in (i) to (vi); or
Section 96 (1)(b) the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus supplement should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.

CONCURRENT PRIVATE PLACEMENT
In accordance with the Purchase Agreement, immediately following the closing of this offering, the Icahn Investors will purchase from us in a concurrent private placement an aggregate of 3,488,372 shares of our common stock, subject to adjustment downward in the event such aggregate purchase amount would cause the Icahn Investors, together with certain affiliates and associates, to beneficially own 15% or more of our common stock upon closing of the concurrent private placement, at a price per share equal to the public offering price in this offering. The sale of the shares to the Icahn Investors pursuant to the private placement is contingent upon the completion of this offering. The closing of this offering is not conditioned upon the closing of the concurrent private placement. The shares sold in the concurrent private placement will be subject to a lock-up agreement with the underwriters. See “Underwriting (Conflicts of Interest)” for additional information.
We have agreed to grant to the Icahn Investors certain resale registration rights with respect to the shares sold to them in the concurrent private placement, as set forth in that certain Registration Rights Letter Agreement, dated as of November 11, 2025 (the “Icahn Letter Agreement”). Pursuant to the Icahn Letter Agreement, subject to certain circumstances, we have agreed to register the resale of the shares sold to the Icahn Investors in the concurrent private placement no later than the 181st day following the date of closing of the concurrent private placement. The Icahn Investors will be permitted to make sales of common stock from time to time under a resale registration statement but do not have rights to demand underwritten offerings or “piggyback” registration.

LEGAL MATTERS
The validity of the shares of our common stock offered hereby will be passed upon for us by Baker Botts L.L.P. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 29, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus supplement and the accompanying prospectus by reference. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below that have previously been filed with the SEC.
•our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025;
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 2025, filed with the SEC on May 12, 2025, June 29, 2025, filed with the SEC on August 6, 2025, and September 28, 2025, filed with the SEC on November 5, 2025;
•our Current Reports on Form 8-K filed with the SEC on April 18, 2025, May 22, 2025, June 18, 2025, July 14, 2025, August 11, 2025, September 5, 2025 and November 12, 2025;
•our definitive proxy statement on Schedule 14A, filed with the SEC on March 5, 2025 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 29, 2024); and
•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 16, 2024 (File No. 001-42022), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025.
Any statement made in a document incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed as so modified or superseded, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the completion of this offering contemplated hereby, but excluding any information furnished to, rather than filed with, the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can obtain any of the filings incorporated by reference into this prospectus supplement and the accompanying prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus. You may make a request by writing, emailing or telephoning us at the following address, email address and phone number:
19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027
Ntetlow@centuri.com
(480) 851-8426
Attention: Nate Tetlow
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 with respect to the shares of our common stock being distributed as contemplated by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus form part of, and do not contain all of, the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and our common stock, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus supplement and the accompanying prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. The SEC maintains an internet site that contains reports, proxies and prospectuses, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We are subject to the informational requirements of the Exchange Act and are required to file periodic current reports, proxy statements and other information with the SEC, which can be accessed at https://www.sec.gov. In addition, the information filed with or furnished by us to the SEC is available free of charge through our website (https://www.centuri.com/) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus supplement or the accompanying prospectus.
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or to which this prospectus supplement and the accompanying prospectus have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus supplement and the accompanying prospectus.

Prospectus
Centuri Holdings, Inc.
$500,000,000
Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
Units

We may offer, from time to time, together or separately, in one or more offerings:
•common stock, par value $0.01 per share;
•preferred stock, par value $0.01 per share;
•depositary shares;
•warrants to purchase common stock, preferred stock or depositary shares;
•rights to purchase common stock, preferred stock or depositary shares; and
•units comprised of two or more of the foregoing securities.
The aggregate public offering price of all securities issued by us under this prospectus may not exceed $500,000,000. We may sell any combination of these securities in one or more offerings, in amounts, at prices and on terms to be determined at the time of each offering thereof. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities using this prospectus, we will provide the specific terms of the securities and the offering in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add to, update or change the information contained in this prospectus and will also describe the specific manner in which we will offer the securities.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of these methods, on a continuous or delayed basis. For additional information on the methods we may use to sell securities under this prospectus, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our common stock. We also encourage you to read the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CTRI.” The last reported sale price of our common stock on the NYSE on May 9, 2025 was $21.34 per share.

Investing in shares of our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and under similar headings in the documents incorporated by reference hereto and thereto.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 20, 2025.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and which we have prepared or which has been prepared on our behalf or to which we have referred you. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and cannot assure you as to the reliability of, any other information that others may give you.
The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities hereunder. Our business, results of operations or financial condition may have changed since that date. Any information contained on or accessible through our website is not incorporated herein and does not constitute a part of this prospectus.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell up to an aggregate amount of $500,000,000 in shares of our common stock, shares of our preferred stock, warrants, rights or units comprised of two or more of the foregoing securities, together or separately, in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that specific offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to the applicable offering.
This prospectus and any applicable prospectus supplement contain and incorporate by reference market data, industry statistics and other data that have been obtained or compiled from information made available by third parties. These data, to the extent they contain estimates or projections, involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates or projections. Industry publications and other reports we have obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data.
We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, any documents incorporated by reference herein or therein, and the additional information described below under “Where You Can Find More Information” and “Incorporation by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information we have included in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any documents incorporated by reference herein or therein is accurate as of any date other than the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
This document may only be used where it is legal to sell these securities. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
Unless the context otherwise requires, references in this prospectus to “Centuri,” the “Company,” “we,” “us” and “our” refer to Centuri Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.
ii

OUR COMPANY
We are a leading North American utility infrastructure services company with over 115 years of operating history, and we partner with regulated utilities to maintain, upgrade and expand the energy network that powers millions of homes and businesses. Based on our internal estimates, we believe that we are the third largest utility services provider by revenue based on fiscal 2023 utility services revenues of approximately $2.46 billion or 85% of consolidated revenue for fiscal 2023. We serve as a long-term strategic partner to, and an extension of, North America’s electric, gas and combination utility providers, delivering a wide range of infrastructure solutions that seek to ensure safe, reliable and environmentally sustainable energy operations. Our service offerings primarily consist of the modernization of utility infrastructure through the replacement, maintenance, retrofitting and installation of electric and natural gas distribution and utility-scale transmission networks to meet current and future demands. We also serve complementary, attractive and growing end markets such as renewable energy associated with the expected energy transition, data centers and 5G datacom. Our essential services enable our customers to enhance the safety, reliability and environmental sustainability of the electric and natural gas networks that consumers rely upon to meet their essential and evolving energy needs. Guided by our values and unwavering commitment to serve as long-term partners to customers and communities, our more than 8,600 employees enable our customers to safely and reliably deliver electricity and natural gas and achieve their goals for environmental sustainability.
We currently operate across 89 locations in 46 U.S. states and four Canadian provinces, enabling us to support our customers across multiple geographies.
The majority of our customer relationships are governed by long-term master services agreements (“MSAs”), comprising approximately 80% of our total revenue during the fiscal year ended December 29, 2024. Additionally, of the remaining 20% of our total revenue that was generated from bid contracts, 9% was generated from existing MSA customers. We predominantly perform smaller, lower-risk distribution projects for our customers. Our focus on MSA-driven work, long-term customer partnerships and recurring maintenance-oriented work orders provides us greater visibility to our demand outlook.
Corporate Information
We were incorporated in Delaware on June 9, 2023. The address of our principal executive offices is 19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027. Our telephone number is (623) 582-1235.
We maintain an internet website at https://www.centuri.com. Our website, and the information contained therein, or connected thereto, is not incorporated by reference into this prospectus.

RISK FACTORS
An investment in our common stock involves a high degree of risk. Before acquiring securities from us, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, our subsequent Current Reports on Form 8-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and any other information contained in any document incorporated by reference or any accompanying prospectus supplement. The occurrence of any of these risks could materially and adversely affect our business, financial condition, prospects, results of operations and cash flows. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.
The risks and uncertainties described in the documents incorporated into this prospectus by reference or contained in any accompanying prospectus supplement are those that we have identified as material but are not the only risks and uncertainties facing us. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, financial condition, prospects, results of operations and cash flows. Please also see the section of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the safe harbor provision of the United States Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of regulation and the economy, generally.
Terminology such as “believe,” “anticipate,” “will,” “should,” “could,” “intend,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast,” “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties set forth in this prospectus under “Risk Factors,” and the section entitled “Item 1.A Risk Factors” in our most recent Annual Report on Form 10-K and other factors described in our periodic reports filed from time to time with the SEC, which are incorporated by reference into this prospectus.
Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Actual results may differ materially as a result of a number of factors, including, among other things:
•customer project scheduling and duration;
•weather and general economic conditions;
•results of bid work, differences between actual and anticipated outcomes of bid or other fixed-price construction agreements;
•outcomes from contract and change order negotiations;
•our ability to successfully procure new work and impacts from being awarded work or failing to be awarded work from significant customers, the mix of work awarded, and the amount of work awarded to us following work stoppages or reduction;
•the results of productivity inefficiencies from regulatory requirements, customer supply chain challenges, or otherwise, delays in commissioning individual projects, the ability of management to successfully finance, close on and assimilate any acquired businesses, and changes in our mix of customers, projects, contracts and business;
•regional or national and/or general economic conditions and demand for our services;
•price, volatility, and expectations of future prices of natural gas and electricity;
•increases in the costs to perform services caused by changing conditions;
•the termination or expiration of existing agreements or contracts;
•decisions of our customers as to whether to pursue capital projects due to economic impacts resulting from a pandemic or otherwise;
•the budgetary spending patterns of customers;
•inflation and other increases in construction costs that we may be unable to pass through to our customers;
•cost or schedule overruns on fixed-price contracts;
•availability of qualified labor for specific projects;
•the need and availability of letters of credit, payment and performance bonds, or other security;
•costs we incur to support growth, whether organic or through acquisitions;
•the timing and volume of work under contract;
•losses experienced in our operations;
•the results of the review of prior period accounting on certain projects and the impact of adjustments to accounting estimates;
•developments in governmental investigations and/or inquiries;

•intense competition in the industries in which we operate;
•existing or future litigation or regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs;
•failure of our partners, suppliers or subcontractors to perform their obligations;
•cybersecurity breaches;
•failure to maintain safe worksites;
•risks or uncertainties associated with events outside of our control, including severe weather conditions, public health crises and pandemics, political crises or other catastrophic events, such as the conflict in the Middle East and the ongoing war in Ukraine;
•the impact of changes to federal policies, including those with respect to taxes, trade policies and tariffs, that affect U.S. relations with the rest of the world;
•adverse developments affecting specific financial institutions or the broader financial services industry, including liquidity shortages or bank failures;
•client delays or defaults in making payments;
•the cost and availability of credit and restrictions imposed by our debt agreements;
•the impact of credit rating actions and conditions in the capital markets on financing costs;
•changes in construction expenditures and financing;
•levels of or changes in operations and maintenance expenses;
•our ability to continue to remain within the ratios and other limits in our debt covenants;
•failure to implement strategic and operational initiatives;
•risks or uncertainties associated with acquisitions, dispositions and investments;
•possible information technology interruptions or inability to protect intellectual property;
•our failure, or the failure of our agents or partners, to comply with laws;
•our ability to secure appropriate insurance, licenses or permits;
•new or changing legal requirements, including those relating to environmental, health, licensing and safety matters;
•the loss of one or more clients that account for a significant portion of our revenue; and
•asset impairments.
Forward-looking statements are not guarantees of future performance, and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements herein speak only as of the date of this prospectus. Except to the extent required by applicable law, we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, including, without limitation, the funding of capital expenditures and working capital needs. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities.

DESCRIPTION OF CAPITAL STOCK
The following summary description sets forth some of the general terms and provisions of our capital stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of our capital stock, you should refer to the provisions of our amended and restated certificate of incorporation (the “Charter”) and amended and restated bylaws (the “Bylaws”), each of which is an exhibit to our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus.
General
Our authorized capital stock consists of 850,000,000 shares of common stock, par value $0.01 per share, and 85,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated. Our board of directors (the “Board”) may establish the rights and preferences of the preferred stock from time to time.
Common Stock
Holders of our common stock are entitled to the rights set forth below.
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters to be voted upon by stockholders; provided that, prior to the termination of that certain Separation Agreement, dated as of April 11, 2024 (the “Separation Agreement”), by and between us and Southwest Gas Holdings, with respect to the amendment of certain provisions in our Charter and Bylaws relating to the Separation Agreement or that certain Tax Matters Agreement, dated as of April 11, 2024, by and between us and Southwest Gas Holdings, Southwest Gas Holdings and any and all successors to Southwest Gas Holdings by way of merger, consolidation or sale of all or substantially all of its assets or equity (“SWX”) is entitled to a number of votes (which may be a fraction) for each share of common stock held of record by SWX on the record date for determining stockholders entitled to vote on such proposal that is equal to the greater of (A) one and (B) the quotient of (i) the sum of (y) the aggregate votes entitled to be cast by all holders of our capital stock (including common stock and preferred stock) other than SWX on such proposal plus (z) one divided by (ii) the number of shares of common stock held of record by SWX on the record date for determining stockholders entitled to vote on such proposal. At each meeting of the stockholders, a majority of our shares issued and outstanding and entitled to vote generally for the election of directors, present in person or represented by proxy, will constitute a quorum.
Directors are elected by a plurality vote standard. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our Charter, Bylaws or as required by law, any question brought before any meeting of stockholders, other than the election of directors, will be decided by the affirmative vote of a majority of the voting power of the shares of capital stock represented at the meeting and entitled to vote on such question, voting as a single class.
We entered into the Separation Agreement with Southwest Gas Holdings, which gives Southwest Gas Holdings the right to nominate a majority of our directors as long as Southwest Gas Holdings beneficially owns 50% or more of the total voting power of our outstanding common stock and specifies how Southwest Gas Holdings’ nominations rights shall decrease as Southwest Gas Holdings’ beneficial ownership of our common stock also decreases.
Dividends
Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of us, holders of common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding preferred stock.

No Preemptive or Similar Rights
Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock other than certain anti-dilution rights held by Southwest Gas Holdings pursuant to the Separation Agreement. All outstanding shares of common stock are fully paid and non-assessable.
Preferred Stock
Under the terms of our Charter, and subject to Southwest Gas Holdings’ consent rights, the Board is authorized, subject to limitations prescribed by the Delaware General Corporation Law of the State of Delaware (the “DGCL”) and by our Charter, to issue up to 85,000,000 shares of preferred stock in one or more series without further action by the holders of our common stock. The Board will have the discretion, subject to limitations prescribed by the DGCL and by our Charter, to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Anti-Takeover Effects of Various Provisions of Delaware Law and Our Charter and Bylaws
Provisions of the DGCL and our Charter and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe that the benefits of increased protection of the Board’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire us or restructure the Board outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute. We have “opted out” of Section 203 of the DGCL. Our Charter includes a “Dominant Stockholder” provision pursuant to which a “Business Combination” of us with a Dominant Stockholder (as defined in the Charter) will require approval by 66 2/3% of the outstanding shares of our common stock, subject to certain exceptions requiring super-majority (65% or 85%) approval by the Board.
The existence of this provision is expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.
Removal of Directors. Our Charter and Bylaws provide that our stockholders may remove our directors with or without cause, by an affirmative vote of holders of two-thirds of the outstanding shares of our capital stock entitled to vote generally for the election of directors.
Amendments to Charter. Our Charter provides that the affirmative vote of the holders of a supermajority of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend certain provisions relating to the number, term, removal and filling of vacancies with respect to the Board, the advance notice to be given for nominations for elections of directors, the calling of special meetings of stockholders, cumulative voting, stockholder action by written consent, the ability to amend our Bylaws and Charter, exclusive forum, corporate opportunities, anti-takeover provisions, the elimination of liability of directors and officers to the extent permitted by Delaware law, director and officer indemnification and any provision relating to the amendment of any of these provisions. Our Charter also provides that the affirmative vote of the holders of 66 2/3% of the voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend the Dominant Stockholder provision.

Amendments to Bylaws. Our Charter and Bylaws provide that, subject to exceptions, our Bylaws may only be amended by the Board or by the affirmative vote of holders of at least two-thirds of the total voting power of our outstanding shares entitled to vote thereon, voting as a single class.
Size of Board and Vacancies. Our Charter provides that the Board will consist of not less than six nor more than 13 directors, the exact number of which will be fixed exclusively by the Board; provided that, prior to the termination of the Separation Agreement, the Board may consist of more than 13 directors subject to certain conditions. Any vacancies created on the Board resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director except, prior to the termination of the Separation Agreement in the case that (i) a director who was designated for nomination by Southwest Gas Holdings pursuant to the Separation Agreement or a director who was otherwise designated by Southwest Gas Holdings pursuant to the Separation Agreement, ceases to serve, or is not elected, as a director for any reason or (ii) Southwest Gas Holdings is entitled to have one or more directors nominated or appointed to the Board pursuant to the Separation Agreement due to an increase in the size of the Board, then any such vacancies or newly created directorships shall be filled in compliance with the Separation Agreement. Any director appointed to fill a vacancy on the Board will hold office until such director’s successor has been duly elected and qualified or until his or her earlier death, resignation, disqualification or removal as hereinafter provided.
Special Stockholder Meetings. Our Charter provides that special meetings of stockholders may be called only by or at the direction of (a) the Board pursuant to a resolution adopted by a majority of the entire Board, (b) the chair of the Board or (c) our chief executive officer. Stockholders may not call special stockholder meetings.
Stockholder Action by Written Consent. Our Charter and Bylaws expressly eliminate the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders. However, for so long as Southwest Gas Holdings owns at least 50% of the total voting power of the then-outstanding common stock, stockholders are permitted to act by written consent.
Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Charter and Bylaws mandate that stockholder nominations for the election of directors will be given in accordance with the Bylaws. The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for stockholders making the proposals or nominations. Additionally, the Bylaws require that candidates for election as director disclose their qualifications and make certain representations.
No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.
Undesignated Preferred Stock. The authority that the Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The Board may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Conflicts of Interest; Corporate Opportunities
In order to address potential conflicts of interest between us and Southwest Gas Holdings, our Charter contains certain provisions regulating and defining the conduct of our affairs to the extent that they may involve Southwest Gas Holdings and its directors, officers and/or employees and our rights, powers, duties and liabilities and those of our directors, officers, employees and stockholders in connection with our relationship with Southwest Gas Holdings. In general, these provisions recognize that we and Southwest Gas Holdings and surviving subsidiaries will continue to have contractual and business relations with each other, including directors of Southwest Gas Holdings serving as our directors, may engage in the same, similar or related business activities and lines of business or may have an interest in the same areas of corporate opportunities.

Our Charter provides that Southwest Gas Holdings has no duty to communicate information regarding a corporate opportunity to us or to refrain from engaging in the same or similar activities or lines of business, doing business with any of our clients, customers or vendors or employing or otherwise engaging any of our directors, officers or employees. Moreover, our Charter provides that for so long as Southwest Gas Holdings owns at least 10% of the total voting power of our outstanding shares or otherwise has one or more directors, officers or employees serving as our (or any of our subsidiaries’) director, officer or employee, in the event that any of our (or any of our subsidiaries’) directors, officers or employees who is also a director, officer or employee of Southwest Gas Holdings acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us and Southwest Gas Holdings, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and we, to the fullest extent permitted by law, renounce any interest or expectancy in such business opportunity, and waive any claim that such business opportunity constituted a corporate opportunity that should have been presented to us or any of our affiliates, if he or she acts in a manner consistent with the following policy: such corporate opportunity offered to any person who is our or our subsidiaries’ director, officer or employee and who is also a director, officer or employee of Southwest Gas Holdings and its affiliates (other than us and our subsidiaries) shall belong to us only if such opportunity is expressly offered to such person solely in his or her capacity as our director or officer.
Our Charter also provides that no contract, agreement, arrangement or transaction between us (or any of our subsidiaries), on the one hand, and Southwest Gas Holdings, on the other hand, will be void or voidable solely for the reason that Southwest Gas Holdings is a party thereto, or solely because any of our (or our subsidiaries’) directors or officers who are affiliated with Southwest Gas Holdings are present at or participate in the meeting of the Board or committee thereof or are signatories to a written consent of the Board or committee thereof, which authorizes the contract, agreement, arrangement or transaction or solely because his or her votes are counted for such purpose. We may enter into and perform, and cause or permit any subsidiary to enter into and perform, one or more contracts, agreements, arrangements or transactions with Southwest Gas Holdings pursuant to which we or one of our subsidiaries, on the one hand, and Southwest Gas Holdings, on the other hand, agree to engage in transactions of any kind or nature with each other, including, without limitation, agreements relating to competition or allocation of opportunities. Subject to certain exceptions in our Charter, no such contract, agreement, arrangement or transaction, or the performance thereof by us (or any of our subsidiaries), or Southwest Gas Holdings, will, to the fullest extent permitted by law, (i) be considered contrary to (x) any fiduciary duty that any of our (or any of our subsidiaries’) director, officer, or employee who is also a director, officer or employee of Southwest Gas Holdings may owe or be alleged to owe to us or any such subsidiary, or to any stockholder thereof, or (y) any legal duty or obligation Southwest Gas Holdings may be alleged to owe on any basis or (ii) be considered a failure to act in (or not opposed to) the best interests of us or any of our subsidiaries or our or their respective stockholders or equityholders or the derivation of any improper personal benefit. Subject to certain exceptions in our Charter, to the fullest extent permitted by law, none of our (or any of our subsidiaries’) directors, officers or employees who are also directors, officers or employees of Southwest Gas Holdings shall have or be under any fiduciary duty to us (or any of our subsidiaries) to refer any corporate opportunity to us (or any of our subsidiaries) or to refrain from acting on behalf of us (or any of our subsidiaries) or of Southwest Gas Holdings in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction. To the fullest extent permitted by law, subject to certain exceptions set forth in the Charter, none of our (or our subsidiaries’) directors, officers or employees shall be deemed to have an indirect interest in any matter, transaction or corporate opportunity that may be received or exploited by, or allocated to, Southwest Gas Holdings, merely by virtue of being a director, officer or employee of Southwest Gas Holdings.
Our Charter also provides for special approval procedures that may be utilized if it is deemed desirable by Southwest Gas Holdings, us, our subsidiaries or any other party that we take action with specific regard to a particular transaction, corporate opportunity or type or series of transactions or corporate opportunities, out of an abundance of caution, to ensure that such transaction or transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed. Specifically, we may employ special procedures to affirm or authorize transactions or opportunities in these cases if:
•the material facts of the transaction and the director’s, officer’s or employee’s interest are disclosed or known to the Board or duly appointed committee of the Board and the Board or such committee authorizes, approves or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members); or
•the material facts of the transaction and the director’s interest are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such transaction.
Any person purchasing or otherwise acquiring any interest in any shares of our common stock will be deemed to have consented to these provisions of the Charter.
Except as otherwise agreed in writing between us and Southwest Gas Holdings, these corporate opportunity provisions will have no further force or effect when Southwest Gas Holdings owns 10% or less of the total voting power of our outstanding shares and has no directors, officers or employees serving as our (or any of our subsidiaries’) directors, officers or employees.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breach of fiduciary duties as directors or officers, and our Charter includes such an exculpation provision. Our Charter and Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, all expense, liability and loss actually and reasonably incurred or suffered by each person who was or is a party or is otherwise threatened to be made a party to any action, suit or proceeding for actions taken as our legal representative, director or officer, or, while serving as our director or officer, for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Charter and Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to certain conditions, including our receipt of an undertaking from the indemnified party if required under the DGCL. Our Charter expressly authorizes us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees from some liabilities.
The limitation of liability and indemnification provisions that are in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors or officers under the federal securities laws. There is currently no pending material litigation or proceeding against us or any of our directors, officers or employees for which indemnification is sought.
Exclusive Forum
Our Charter provides that, unless we otherwise determine, the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or stockholder in such capacity to us or to our stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against us or any current or former director or officer or other employee or stockholder in such capacity arising pursuant to any provision of the DGCL or our Charter or Bylaws, (iv) any action asserting a claim relating to or involving us governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as such term is defined in Section 115 of the DGCL; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action or proceeding may be brought in another state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our Charter further provides that the federal district courts of the United States is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and as a result, the exclusive forum provision does not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. As noted above, the existence of authorized but unissued shares of common stock and preferred stock could also render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Listing
Our shares of common stock are listed on the NYSE under the symbol “CTRI.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company d/b/a EQ Shareowner Services.

DESCRIPTION OF DEPOSITARY SHARES
This summary and any description of depositary shares in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific deposit agreement to be entered into by the Company and a depositary to be selected at the time of issue (the “depositary”) and the form of depositary receipt, each of which we will file with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.
General
We may, at our option, elect to issue fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, we may elect to have depositary issue receipts for depositary shares, each receipt representing a fraction, to be set forth in the prospectus supplement relating to a particular series of preferred stock, of a share of a particular series of preferred stock as described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.
Depositary Receipts
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of an offering of the preferred stock.
Withdrawal of Preferred Stock
Upon surrender of the depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary receipts may have the depositary deliver to the holder the whole shares of preferred stock relating to the surrendered depositary receipts. Holders of depositary shares may receive whole shares of the related series of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock, but holders of such whole shares will not, after the exchange, be entitled to receive depositary shares for their whole shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of such depositary shares owned by such holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make distribution of the property. In that case, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.
Redemption of Depositary Shares
If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock redeemed by us. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Amendment and Termination of the Deposit Agreement
We and the depositary at any time may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
Miscellaneous
The depositary will forward to the record holders of the depositary shares relating to such preferred stock all reports and communications from us which are delivered to the depositary.
Neither we nor the depositary will be liable if either one is prevented or delayed by law or any circumstance beyond their control in performing the obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
In the event that the depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within sixty (60) days after delivery of the notice of resignation or removal.

DESCRIPTION OF WARRANTS
This summary and any description of warrants in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.
General
We may, at our option, elect to issue warrants to purchase common stock, preferred stock, depositary shares or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.
When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.
Terms
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•the title of the warrants;
•the total number of warrants;
•the price or prices at which the warrants will be issued;
•the currency or currencies that investors may use to pay for the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•whether the warrants will be issued in registered form or bearer form;
•information with respect to book-entry procedures, if any;
•if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;
•if applicable, the designation and term of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•if applicable, a discussion of material U.S. federal income tax consequences of holding or exercising the warrants;
•if applicable, the terms of redemption of the warrants;
•the identity of the warrant agent, if any;
•the manner in which the warrant agreement and warrants may be modified;
•the terms of any rights to redeem or call the warrants;
•the procedures and conditions relating to the exercise of the warrants; and
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Warrant Agreements
We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.
The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.
Form, Exchange, and Transfer
We may issue the warrants in registered form or bearer form. Warrants issued in registered form (i.e., book-entry form) will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form (i.e., bearer form). If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.
Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void.
Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS
This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.
General
We may, at our option, elect to issue units composed of any combination of our common stock, preferred stock, and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, or other offering material, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.
The applicable prospectus supplement or other offering material may describe:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•the terms of the unit agreement governing the units;
•if applicable, the material U.S. federal income tax consequences of holding the units;
•whether the units will be issued in fully registered or global form; and
•any other terms of the units.
The applicable provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF RIGHTS
This summary and any description of rights in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the rights agreement and, if applicable, underwriting or other arrangements relating to such rights. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.
General
We may, at our option, elect to issue rights to purchase our common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed after such rights offering.
Each series of rights will be issued under a separate rights agreement to be entered into, from time to time, between us and a bank or trust company, as rights agent, all as set forth in a prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:
•the date for determining the security holders entitled to the rights distribution;
•the aggregate number of rights and the aggregate of amount of common shares, preferred shares or other securities purchasable upon exercise of the rights;
•the exercise price and any adjustments to such exercise price;
•the aggregate number of rights being issued;
•the date, if any, on and after which the rights may be transferable separately;
•the date on which the right to exercise the rights shall commence and the date on which the right shall expire;
•any material U.S. federal income tax consequences; and
•any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered under this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through a combination of any of the foregoing methods of sale. For each offering of securities hereunder, the accompanying prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of such offering, including:
•the name or names of any underwriters, dealers or agents;
•the purchase price of the securities being offered or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•any delayed delivery arrangements;
•any over-allotment or other options pursuant to which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts, concessions or commissions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless we state otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.
The securities offered pursuant to this prospectus, including our common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales through “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.
Our common stock is listed on the NYSE under the symbol “CTRI.” Any securities we may offer, other than common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may provide agents and underwriters with indemnification against certain civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Rule 104 of Regulation M promulgated under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Any of the transactions described in this paragraph or comparable transactions that may be described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in any accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

LEGAL MATTERS
The validity of the securities to be sold hereunder will be passed upon for us by Morrison & Foerster LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 29, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION BY REFERENCE
The rules of the SEC allow us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. This prospectus specifically incorporates by reference the documents listed below.
•our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025;
•our Quarterly Report on Form 10-Q for the three months ended March 30, 2025, filed with the SEC on May 12, 2025;
•our Current Report on Form 8-K filed with the SEC on April 18, 2025;
•our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 5, 2025 (excluding any potions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 29, 2024); and
•the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 16, 2024 (File No. 001-42022), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 26, 2025.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed as so modified or superseded, except as so modified or superseded, to constitute a part of this prospectus.
We also incorporate by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules, until the end of the offering of the applicable securities under this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated, and later information filed with the SEC may update and supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
You can obtain any of the filings incorporated by reference into this prospectus from the SEC through the SEC’s website at http://www.sec.gov. In addition, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You may make a request by writing, emailing or telephoning us at the following address, email address and phone number:
19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027
investors@centuri.com
(623) 879-3700
Attention: Jennifer Russo
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Statements made in this prospectus relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. The SEC maintains an internet site that contains reports, proxies and prospectuses, and other information regarding issuers that file electronically with the SEC at www.sec.gov.
We are subject to the informational requirements of the Exchange Act and are required to file periodic current reports, proxy statements and other information with the SEC, which can be accessed at https://www.sec.gov. In addition, the information filed with or furnished by us to the SEC is available free of charge through our website (https://www.centuri.com/) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus.
You should rely only on the information contained in this prospectus or to which this prospectus has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

$160,000,000
Centuri Holdings, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

November 12, 2025

Joint Lead Book-Running Managers

J.P. Morgan	Wells Fargo Securities	BofA Securities	KeyBanc Capital Markets

Book-Running Managers

UBS Investment Bank	Baird	BTIG	CIBC Capital Markets	PNC Capital Markets LLC	Siebert Williams Shank